UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

Commission File Number: 001-42158

BLACK UNICORN FACTORY

(Exact name of registrant as specified in its charter)

State or Other Jurisdiction of Incorporation: California

IRS Employer Identification No.: 85-2000692

Address of Principal Executive Offices:

5777 West Century Blvd, Suite 1125-106

Los Angeles, CA 90045

Registrant’s telephone number, including area code: (310) 362-6999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 21, 2025, Black Unicorn Factory (“BUF” or the “Company”) entered into a stock-for-stock barter agreement with BarterVentures, pursuant to which BUF will receive $110 million in equity securities of BarterVentures in exchange for issuing $110 million in equity securities of BUF. The agreement is intended to further strategic collaboration and capital formation for both parties.

The material terms of the agreement are described in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On April 21, 2025, the Company issued a press release announcing the transaction described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.    Description

10.1           Stock-for-Stock Barter Agreement with BarterVentures

99.1           Press Release announcing the transaction and FMFE

99.2           Audited Financial Statements – FY 2023

99.3           Audited Financial Statements – FY 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2025

BLACK UNICORN FACTORY

By: /s/ Johnny Stewart

Name:  Johnny Stewart

Title: President and Chief Executive Officer